FOR IMMEDIATE RELEASE	CONTACT:	Mike McMahon
Redwood Trust, Inc.		(415) 384-3805
Thursday, March 10, 2011

REDWOOD TRUST DECLARES $0.25 PER SHARE DIVIDEND
FOR THE FIRST QUARTER OF 2011

MILL VALLEY, CA – Thursday, March 10, 2011 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a first quarter regular dividend of $0.25 per share.  The first quarter 2011 dividend is payable on April 21, 2011 to stockholders of record on March 31, 2011.

“The payment of regular dividends remains a priority for Redwood.  Our first quarter dividend will mark our 47th consecutive quarterly dividend," said Martin S. Hughes, Redwood's President and CEO.

Redwood also announced that its Board of Directors has set May 17, 2011 as the date for the annual meeting of stockholders. The meeting will be held at 10:30 a.m. in Mill Valley, California. Stockholders of record as of March 31, 2011 will be entitled to vote at that meeting.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.